Exhibit 10.1
Chico’s FAS, Inc.
11215 Metro Parkway
Fort Myers, Florida 33966
February 20, 2009
Mr. Greg Taxin
Spotlight Capital Partners, L.P.
17 State Street, Ste. 300
New York, NY 10004
Dear Greg:
          This letter constitutes the agreement (the “Agreement”) between Chico’s FAS, Inc. (the “Company”), and Spotlight Capital Partners, L.P. (“Spotlight”), on behalf of itself and its respective affiliated funds, persons and entities, both current and future (collectively, the “Spotlight Group”), as set forth below:
1.	As promptly as practicable following the date of this Agreement, the Company shall:
     (a) appoint Andrea Weiss as a Class I director of the Company, and subject to all applicable requirements, take all actions reasonably necessary to cause Andrea Weiss to be appointed to the Compensation and Benefits Committee and to the Merchandising Committee; and
     (b) identify one additional candidate to serve on the Board of Directors (the “Board”) who is (i) qualified to serve on the Board under all applicable requirements, (ii) not employed by or affiliated with the Company and (iii) otherwise qualifies as “independent” in accordance with Rule 303A.02 of the New York Stock Exchange Listed Company Manual and who shall not be an Inside Director or an Affiliated Outside Director as defined in RiskMetrics Group’s Classification of Directors-2009, dated November 25, 2008 (such candidate, the “Additional Director”), and appoint the Additional Director as a Class I director of the Company; provided, however, that prior to such appointment, the Company shall increase the size of the Board to nine directors, and reasonably consult with Spotlight with regard to the identity and qualifications of such Additional Director and potential committee assignments of such Additional Director.
2.	The Company and the Spotlight Group agree that the Board shall nominate each of Andrea Weiss and, provided that such individual is identified pursuant to paragraph 1(b) prior to the mailing of the Company’s proxy statement, the Additional Director, together with Ross E. Roeder, who currently serves as a Class I director of the Company (together, the “2009 Nominees”) (other than in the case of her, his or their

February 20, 2009

inability or refusal to serve), to stand for election as Class I directors at the Company’s 2009 annual meeting of shareholders (the “2009 Annual Meeting”).

3.	The Company shall publicly support and recommend that the Company’s shareholders vote for the election of each of the 2009 Nominees at the 2009 Annual Meeting.

4.	Each member of the Spotlight Group shall publicly support and (i) in the case of all shares of the Company’s Common Stock (the “Common Stock”) owned of record by it, shall and (ii) in the case of all shares of the Common Stock owned beneficially, but not of record, by any member of the Spotlight Group, shall instruct the record holder to vote for the election of each of the 2009 Nominees at the 2009 Annual Meeting.

5.	Except as set forth in the above paragraph, during the Standstill Period (as defined below), each member of the Spotlight Group (i) in the case of all shares of the Common Stock owned of record by it, shall and (ii) in the case of all shares of the Common Stock owned beneficially, but not of record, by any member of the Spotlight Group, shall instruct the record holder to: abstain from voting the Spotlight Group stock or vote the Spotlight Group stock (a) at each annual or special meeting of the Company’s shareholders, in favor of the Board’s nominees for director, (b) at each annual or special meeting of the Company’s shareholders, against any shareholder nominations for director or shareholder proposals (whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” and such proposals, “Shareholder Proposals”)) which are not approved and recommended by the Board and (c) at the 2009 Annual Meeting only, in favor of a proposal, to be recommended by the Board, to amend the Company’s Articles of Incorporation to adopt a majority voting standard for the election of directors substantially in the form set forth in Exhibit A to this Agreement.

6.	“Standstill Period” shall mean the period from the date hereof up to and including December 31, 2009; provided, however, that the Standstill Period shall be extended up to and including December 31, 2011 if, prior to December 31, 2009, the Company publicly announces or commits in writing to (and subsequently does in fact) include a proposal in its proxy statement for the Company’s 2010 annual meeting of shareholders to provide for the annual election of directors, whether in a single year or phased in over a three-year period.

7.	Other than as set forth in paragraphs 3 and 4 of this Agreement, during the Standstill Period, no member of the Spotlight Group shall:
(a) make, or in any way participate, directly or indirectly, in any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission

February 20, 2009

(the “SEC”)) of proxies or consents or seek to advise, encourage or influence any individual, partnership, corporation, limited liability company, group, association or entity (collectively, a “Person”) with respect to the voting of any of the Common Stock;
(b) initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) shareholders of the Company for the approval of Shareholder Proposals, as amended, or otherwise, or cause or encourage any Person to initiate any such shareholder proposal;

(c) propose or nominate, or cause or encourage any Person to propose or nominate, any candidates to stand for election to the Board;

(d) form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, or grant any proxy with respect to any shares of Common Stock (other than to a designated representative of the Company pursuant to a proxy statement of the Company); or

(e) seek to call, or to request the call of, or call a special meeting of the shareholders of the Company.
8.	The Spotlight Group shall make a good faith effort to cause any Person who has made a Shareholder Proposal in consultation or cooperation with the Spotlight Group to withdraw any such Shareholder Proposal.

9.	During the Standstill Period, no member of the Spotlight Group shall, and each of them shall not solicit, cause or encourage others to, make any comments or statements regarding the Company, its officers, directors or employees, which are derogatory or detrimental to, or which disparage, any of the Company, its officers, directors or employees. During the Standstill Period, neither the Company nor any of its officers or directors shall, nor shall any of them solicit, cause or encourage others to, make any comments or statements regarding the Spotlight Group or any of their respective partners, officers, directors or employees, which are derogatory or detrimental to, or which disparage, any of them. The foregoing shall not apply to compelled testimony, either by legal process, subpoena or otherwise, or to communications that are required by an applicable fiduciary or legal obligation and are subject to contractual provisions providing for confidential disclosure.

February 20, 2009

10.	The Company shall issue a press release substantially in the form attached hereto as Exhibit B (the “Press Release”) as soon as practicable on or after the date hereof. Neither the Company nor the Spotlight Group shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party.

11.	The Company and the Spotlight Group each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, the non-breaching party shall be entitled to seek injunctive and other equitable relief, without proof of actual damages, that the breaching party shall not plead in defense thereto that there would be an adequate remedy at law, and that the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies shall not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

12.	To the fullest extent permitted by law, the Company and the Spotlight Group, on behalf of themselves, and on behalf of each of their directors, officers, employees, agents, representatives, affiliates, heirs, successors, assigns, executors and/or administrators does hereby and forever release and discharge the other party and its directors, officers, employees, agents, representatives, affiliates and any successors or assigns thereof from any and all causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, claims, liabilities, rights, interests and demands of whatsoever kind or character (other than fraud) (collectively, “Claims”), known or unknown, whether or not heretofore brought before any state or federal court, which the releasing party may have against any released party by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof arising from or related to the ownership of Common Stock or interests in Common Stock by the Spotlight Group prior to the date hereof, to the engagement, communication and negotiations between the parties prior to the date hereof, to statements made by the parties prior to the date hereof, or to the nomination and election of directors at the Company’s 2009 Annual Meeting other than any Claims arising out of or related to any obligations under, or breach of, this Agreement.

13.	All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by facsimile, or by Federal Express or registered or certified mail, postage pre-paid, return receipt requested, as follows:

February 20, 2009

If to the Company:
Chico’s FAS, Inc.
1215 Metro Parkway
Fort Myers, Florida 33966
Attn: General Counsel
Facsimile: (239) 274-4622
with a copy (which shall not constitute notice) to:
Skadden Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attn: Jeffrey W. Tindell, Esq.
Marc R. Packer, Esq.
Facsimile: (212) 735-2000
If to the Spotlight Group:
Spotlight Capital Partners, L.P.
17 State Street, Suite 300
New York, NY 10004
Attn: Gregory P. Taxin
Facsimile: (646) 736-0321
with a copy (which shall not constitute notice) to:
Munger, Tolles & Olson LLP
355 South Grand Ave., 35th Floor
Los Angeles, CA 90071
Attn: C. David Lee
Facsimile: (213) 593-2885
14.	This Agreement may be executed by the signatories hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

15.	This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict of laws principles. The parties hereto consent to personal jurisdiction and venue in any action to enforce this Agreement in any court of competent jurisdiction located in Lee County, Florida.

February 20, 2009

16.	This Agreement constitutes the only agreement between the Spotlight Group and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written. This Agreement shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the express written consent of the other party. No amendment, modification, supplement or waiver of any provision of this Agreement may in any event be effective unless in writing and signed by the party or parties affected thereby.

17.	The Company represents and warrants that (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

18.	Spotlight represents and warrants that (a) it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and (b) this Agreement has been duly and validly authorized, executed and delivered by Spotlight, constitutes a valid and binding obligation and agreement of Spotlight and is enforceable against Spotlight in accordance with its terms.
[signature page follows]

Very truly yours, CHICO’S FAS, INC.
By:	/s/ David Dyer
	Name:	David Dyer
	Title:	President and Chief Executive Officer

Accepted and agreed to:
SPOTLIGHT CAPITAL PARTNERS, L.P.
on behalf of itself and its affiliates

By:	/s/ Greg Taxin
	Name:	Greg Taxin
	Title:	Member Spotlight Capital GP, L.P.

EXHIBIT A TO STANDSTILL AGREEMENT
     When a quorum is present at any meeting for the election of directors, a nominee for director shall be elected by the stockholders at such meeting if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote either “for” or “against” that director’s election); provided, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article VI, Section 7 hereof and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth business day before the corporation first mails its notice of meeting to the stockholders.

EXHIBIT B TO STANDSTILL AGREEMENT
Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200
For Immediate Release
Executive Contact:
Robert C. Atkinson
Vice President
Investor Relations
Chico’s FAS, Inc.
(239) 274-4199
Chico’s FAS, Inc. Appoints Andrea Weiss to
Board of Directors
Company Will Seek Shareholder Approval for Majority Voting Standard for Uncontested Director
Elections; “Standstill Agreement” is Signed with Spotlight Capital Partners, L.P.
     Fort Myers, FL - February 25, 2009 - Chico’s FAS, Inc. (NYSE: CHS) today announced that it has appointed Andrea M. Weiss to its Board of Directors, filling an open seat. Ms. Weiss has extensive specialty retail experience having served in several senior executive positions with dELiA*s, Inc., The Limited, Inc., Intimate Brands, Inc., Guess, Inc., and Ann Taylor Stores, Inc. She is the founder and current Chief Executive Officer of Retail Consulting, Inc., a boutique consulting practice focused on product and brand development, consumer contact strategies, operational improvements, and turnarounds. Ms. Weiss currently serves on the board of directors of Cracker Barrel Old Country Store, Inc., Ediets.com, Inc., and GSI Commerce, Inc. Following her appointment to the Chico’s FAS, Inc. Board, Ms. Weiss, who qualifies as an independent director under the rules of the New York Stock Exchange and the Company’s Bylaws, was also appointed to the Board’s Merchant and Compensation and Benefits Committees. Ms. Weiss will serve as a Class I director and will stand for election at the 2009 Annual Meeting of Shareholders.
     David F. Dyer, Chico’s President and Chief Executive Officer, commented, “Andrea Weiss is an exciting addition to our Board. Andrea’s experience with product development, brand development, and consumer contact strategies should be of great assistance as we continue to strategically position each of our exciting brands for future growth.”
     The Company simultaneously announced that, following a review of its corporate governance practices, its Board of Directors will propose at the Company’s upcoming 2009 Annual Meeting that the Company’s stockholders approve an amendment to the Company’s Articles of Incorporation to adopt a majority voting standard for uncontested director elections. The Company also plans to increase the size of its Board to nine and to fill the new seat with an additional independent director.

     The Company also announced that it had reached an agreement with institutional shareholder Spotlight Capital Partners, L.P. (“Spotlight”), under which Spotlight has agreed to support and vote its shares in favor of all of the Board’s nominees for election as Class I directors at the Company’s 2009 Annual Meeting. Spotlight has also agreed not to take certain actions during a “standstill” period that expires on December 31, 2009, but which may be extended until December 31, 2011 under certain conditions. Spotlight had previously proposed Ms. Weiss as a potential director to the Company’s Nominating and Governance Committee.
     The Company is a specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 1,074 women’s specialty stores, including stores in 49 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma Intimates names. The Company has 618 Chico’s front-line stores, 41 Chico’s outlet stores, 327 White House | Black Market front-line stores, 17 White House | Black Market outlet stores, 70 Soma Intimates front-line stores and 1 Soma Intimates outlet store. The Company also conducts e-commerce on its brand websites, www.chicos.com, www.whitehouseblackmarket.com, and www.soma.com.
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information on Chico’s FAS, Inc., please go to our corporate website,
www.chicosfas.com.